UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 8, 2004
                               (October 4, 2004)

                            MDU RESOURCES GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                 1-3480                  41-0423660
  (State of Incorporation)       (Commission              (IRS Employer
                                 File Number)          Identification No.)

                               Schuchart Building
                             918 East Divide Avenue
                             P.O. Box 5650 Bismarck,
                             North Dakota 58506-5650
                    (Address of Principal Executive Offices)
                                   (Zip Code)

        Registrant's telephone number, including area code (701) 222-7900



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On October 4, 2004, MDU Resources Group, Inc. (the "Company") and Ronald D. Tipton entered into an Agreement on Retirement (the "Agreement") in connection with Mr. Tipton's retirement as Chief Executive Officer of Utility Services, Inc. ("USI"), Montana-Dakota Utilities Co. ("Montana-Dakota") and Great Plains Natural Gas Co. ("Great Plains"). USI specializes in electric line construction, pipeline construction, inside wiring, cabling, and the manufacture and distribution of specialty equipment. It operates in 43 states and had revenues of over $434 million in 2003. Montana-Dakota and Great Plains are public utility divisions of the Company operating in 5 states and had combined revenues of approximately $453 million in 2003. Mr. Tipton also served as a director and/or officer of various of the Company's subsidiaries. Mr. Tipton has agreed to continue to be employed by Montana-Dakota as a Special Projects Advisor through the close of business on January 2, 2005. The Change of Control Employment Agreement, dated November 11, 1998, between Mr. Tipton and the Company also terminated on October 4, 2004.

     Under the Agreement, Mr. Tipton will receive a severance payment in the amount of $2,235,707 as soon as administratively feasible after January 2, 2005. Mr. Tipton will also receive payment of benefits which he has earned or accrued in accordance with the terms and provisions of the Company's plans and related award agreements as applicable per his retirement date.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 8, 2004



                                       MDU RESOURCES GROUP, INC.


                                       By: /s/ Vernon A. Raile
                                           -----------------------------------
                                             Vernon A. Raile
                                             Senior Vice President
                                             and Chief Accounting Officer